Consulting Agreement

This Agreement ("Agreement") is made by and between Geocom Resources Inc. ("Geocom"), a Nevada corporation located at 114 West Magnolia Street, Suite 413, Bellingham, WA, 98225, and Jim Chapman, an independent contractor ("Contractor"), with an address at 2756 West 6th Ave., Vancouver, BC, Canada, V6K 1W8

The date of this Agreement is November 20, 2003, but the effective date of this Agreement is December 1, 2003.

Recitals

Whereas, Geocom conducts mineral resource exploration activities (the "Activities") in the western hemisphere, and elsewhere as considered by its board of directors, and in the conduct of such activities desires the services of Contractor, and

Whereas, Contractor has the education, skills, and experience to fulfill the Activities and other specified duties (the "Duties") on Geocom's behalf as further set forth herein, and

Whereas, both Geocom and Contractor desire to enter into this Agreement for the purpose of conducting the Activities and Duties contemplated herein;

Now, Therefore, Geocom and Contractor agree as follows:

1. Retainer: Contractor agrees to devote a minimum time of five days per month to the Activities and Duties of Geocom (the "Retainer"), which shall be in consulting fees in such amount as is mutually agreeable to the parties during the course of the Agreement. Geocom will rely upon Contractor to work such number of days or hours as is reasonably necessary to fulfill the spirit and purpose of such Retainer.

2. Term: The term of this Agreement shall be for a minimum of six months, and shall be renewable upon mutual agreement.

3. Additional Time: Geocom and Contractor agree that additional days (the "Overage") devoted to the Activities of Geocom in excess of days the Retainer shall be charged and billed to Geocom by Contractor at such rate as is mutually agreeable to the parties during the course of the Agreement.

4. Expenses: Geocom agrees to reimburse Contractor for reasonable travel, living, and operating expenses incurred in the conduct of the Activities and Duties. Such reimbursement shall include the costs incurred while away from Contractor's home base. Contractor shall also be reimbursed for the reasonable costs incurred in the performance of Activities and Duties while operating at Contractor's home base.

5. Equipment Rental: Geocom agrees to pay an equipment rental fee, based on daily usage, to Contractor for the use of Contractor's office and field equipment. Such equipment shall include but not be limited to, use of computer and associated equipment, privately licensed software, GPS units, or other technical equipment required in the conduct of Activities. Rates for such rentals shall be set forth in an appendix to this Agreement.

6. Invoices: Contractor agrees to provide a monthly invoice to Geocom, which shall note the Retainer, the Overage, equipment rentals, and any expenses incurred, with documentation as necessary and prudent to verify charges.

7. Stock Option: In consideration of the Retainer, and because Geocom desires to provide an equity incentive to Contractor to achieve the objectives of the shareholders of Geocom, Geocom agrees to grant to the Contractor such number of stock options to Consultant as the Board of directors considers fair and reasonable, upon such terms and conditions as are set out in the Stock Option Agreement between Geocom and the Consultant and pursuant to the Geocom 2003 Stock Option Plan. Geocom's Stock Option Plan Administrator shall grant and administer such stock option, and Contractor agrees to abide by the rules of the Stock Option Plan, receipt of which is herein acknowledged. Contractor also acknowledges receipt and agreement with Geocom's Insider Trading Policy Rules, a copy of which are hereby provided.

8. Duties: As Project Manager, Jim Chapman will be responsible for the planning, implementation and reporting on exploration activities carried out on Geocom properties, as directed by Geocom management.

Additional Terms

1. Confidentiality.

Contractor agrees that Geocom's Activities are sensitive in nature, and that disclosure of such Activities could be damaging to Geocom. Accordingly, Contractor and its employees agree to maintain the confidentiality of Geocom's Activities unless required by lawful demand for disclosure of Contractor's knowledge of Activities by a legitimate governing authority with appropriate jurisdiction. Contractor shall notify Geocom of the lawful demand, and allow Geocom to respond or otherwise mitigate the demand. Unless otherwise agreed by Geocom, Contractor shall maintain the confidentiality of Geocom's Activities, including but not restricted to all data, studies, records, maps, electronic or intellectual information, and results of Contractor's Activities in respect of this Agreement affecting Geocom.

2. Indemnifications.

a. Contractor. Contractor shall defend and indemnify Geocom and hold it harmless from all liability or loss arising out of any damage or injury, including death, to any person or property caused by or sustained in connection with the performance of Activities contemplated under this Agreement, except for any damage or injury arising from Geocom's sole negligence. Contractor shall also indemnify Geocom against all liability and loss in connections with, and shall assume full responsibility for, payment of all federal, state, and local taxes and contributions imposed or required under unemployment insurance, social security, and income tax laws, with respect to Contractor, or Contractor's employees, engaged in performance of the Activities of this Agreement.

b. Geocom. Geocom shall defend and indemnify Contractor and hold it harmless from all liability or loss arising out of any damage or injury, including death, to any person or property caused by or sustained in connection with the performance of Activities contemplated under this Agreement, except for any damage or injury arising from Contractor's sole negligence.

3. Termination.

Either Geocom or Contractor may terminate this Agreement without notice for cause. Otherwise, either Geocom or contractor may terminate this Agreement with thirty days notice to the other party.

4. Binding Agreement and Jurisdiction.

Geocom and Contractor agree that this Agreement shall be a binding agreement and that such Agreement shall be governed and construed in accordance with the terms and laws of the state of Nevada.

5. Relationship and Manner of Conduct.

In the performance of the Activities and Duties set forth herein, Contractor shall operate as an independent Contractor. Contractor shall conduct the Activities and Duties, or supervise and direct the Activities and Duties, using Contractor's best skills and attention. Contractor agrees to adhere to Gecom's Code of Business Conduct and Ethics and Compliance Program, receipt of which is hereby acknowledged.

5. Notices.

Any notice required or permitted to be given or made hereunder shall be in writing and shall be sufficiently given or made if:

a. delivered in person during normal business hours on a business day and left with a receptionist or other responsible employee at the applicable address set forth below; or

b. sent by facsimile transmission, charges prepaid and confirmed by prepaid first class mail; or

c. sent via email, utilizing local server and Internet facilities, charges prepaid and confirmed by prepaid first class mail;

In each case addressed to the relevant party as follows:

If to Geocom, addressed to it at:

Geocom Resources Inc.
114 West Magnolia Street
Suite 413
Bellingham, WA 98225

Fax: (360) 733-3941

Email: jhiner@geocom-resources.com

If to Contractor, addressed to it at:

Tamri Geological
2756 West 6th Ave
Vancouver, BC V6K 1W8

Canada

Fax: (604) 681-9855

Email: jchapman@eastfieldgroup.com

6. Complete Agreement.

This Agreement contains the entire Agreement between Geocom and Contractor hereto with respect to the subject matter hereof and supersedes and cancels all prior oral and written agreements.

7. Counterparts.

This Agreement may be executed in counterpart.

8. Exclusion.

If any part of this Agreement is denied by force of law or regulation, the remainder of the Agreement shall remain in full force and not be affected by the part denied.

9. No Amendment or Variation.

This Agreement may not be altered or modified except by writing signed by the parties hereto.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day and year first above written.

On behalf of Geocom Resources Inc.
The signature below attests to the
endorsement and agreement hereto:

/s/ John Hiner
Name

President
Title

SIGNED, SEALED AND DELIVERED by
Contractor in the presence of:

Alistar Barrett
Name

456 West 23rd Avenue
Address

Vancouver, BC
Address

Cartographer
Occupation

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Jim Chapman Contractor